Exhibit 1.1

CORPORATE ACCESS NUMBER

Alberta	20741756

GOVERNMENT OF ALBERTA

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

CONTINUANCE

PROFCO RESOURCES LTD.

CONTINUED FROM BRITISH COLUMBIA TO ALBERTA ON JUNE 10, 1997.

FORM 11

BUSINESS CORPORATIONS ACT

(SECTIONS 181. 261 and 262)

Alberta

REGISTRIES	ARTICLES OF CONTINUANCE

1. NAME OF CORPORATION.	2. CORPORATE ACCESS NUMBER.

PROFCO RESOURCES LTD.	20741 756

3.	THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE.

THE CORPORATION IS AUTHORIZED TO ISSUE AN UNLIMITED NUMBER OF ONE CLASS OF SHARES DESIGNATED AS COMMON SHARES.

4.	RESTRICTIONS IF ANY ON SHARE TRANSFERS.

NONE.

5.	NUMBER (OR MINIMIUM OR MAXIMUM NUMBER) OF DIRECTORS.

A MINIMUM OF 3 AND A MAXIMUM OF 9, THE NUMBER WITHIN SUCH RANGE TO BE FDCED OR CHANGED BY RESOLUTION OF THE SHAREHOLDERS OR THE DIRECTORS OF THE CORPORATION.

6.	RESTRICTIONS IF ANY ON BUSINESSES THE CORPORATION MAY CARRY ON.

NONE.

7.	IF CHANGE OF NAME EFFECTED, PREVIOUS NAME.

N/A

8.	DETAILS OF INCORPORATION.

INCORPORATED UNDER THE COMPANY ACT (BRITISH COLUMBIA) ON OCTOBER 1, 1985 UNDER THE NAME “PROFCO RESOURCES LTD.”

9.	OTHER PROVISIONS IF ANY.

THE SCHEDULE ‘I’ IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

7. DATE	SIGNATURE

June 4th, 1997	RICHARD K. JAGGARD	CORPORATE SECRETARY

FOR DEPARTMENTAL USE ONLY	FILED

SCHEDULE “I”

TO THE ARTICLES OF CONTINUANCE

OF PROFCO RESOURCES LTD.

1.	Without limiting the borrowing powers of the Corporation as set forth in the Business Corporations Act (Alberta), the directors of the Corporation may from time to time, without authorization of the shareholders,

(a)	borrow money on the credit of the Corporation;

(b)	issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantees of the Corporation, whether secured or unsecured;

(c)	subject to the Business Corporations Act (Alberta), give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

Nothing in this clause limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

2.	Subject to the Business Corporations Act (Alberta), the directors may, between annual general meetings of shareholders, appoint one or more additional directors of the Corporation to serve until the next annual general meeting of shareholders.

FILED

JUN 10 1997

    BRITISH

COLUMBIA

May 2, 1997

DuMoulin Black

10th Floor, 595 Howe Street

Vancouver BC V6C 2T5

Dear W. David Black:

Re: PROFCO RESOURCES LTD. Number 298500

I hereby authorize the continuation of the above company to the jurisdiction of the Alberta Business Corporations Act.

My consent is valid for six months, ending November 2, 1997.

Yours truly,

John S. Powel

Registrar of Companies

Enquiries:	Dianne Mullin: (604)356-8624
Barb Morrison: (604) 356-8625
Fax: (604) 356-6422

Ministry of Finance and Corporate Relations	Corporate and Personal Property Registries	Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3	Location: Second Floor 940 Blanshard Street Victora